EXHIBIT 23.2



The Board of Directors
Southern States Cooperative, Incorporated:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.



                                    KPMG LLP

Atlanta, Georgia
August 4, 1999